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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Business Financial Services, Inc.
Bala Cynwyd, PA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Business Financial Services, Inc. (File No. 333-82127) of our reports dated October 5, 2001 relating to the annual report of the American Business Credit Inc. 401(k) Plan appearing in Form 11-K for the year ended December 31, 2000.


                                                         /s/ BDO Seidman LLP
                                                         BDO Seidman LLP

Philadelphia, PA
October 18, 2001